Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACTS	Larry Adeleye	Kyle Anderson
	Director of Investor Relations	Director of Media Relations
	(614) 917-5108	(614) 917-5497

State Auto Financial reports first quarter 2011 results

•	Quarterly earnings of $0.32 per share

•	Quarterly GAAP combined ratio of 103.0

•	Return on equity of 2.8%

•	Book value per share of $21.54

Columbus, Ohio (May 3, 2011) – State Auto Financial Corporation (NASDAQ:STFC) today reported first quarter 2011 net income of $12.7 million, or $0.32 per diluted share, versus net income of $12.9 million, or $0.32 per diluted share, for the first quarter of 2010. Net income from operations* per diluted share for the first quarter 2011 was $0.18 versus net income from operations* of $0.27 for the same 2010 period.

STFC’s GAAP combined ratio for the first quarter 2011 was 103.0 versus 99.7 for the first quarter of 2010. Catastrophe losses for the first quarter 2011 accounted for 4.6 points of the 69.3 total loss ratio points, or $16.0 million, versus 3.3 points of the total 66.2 loss ratio points, or $10.1 million, for the same period in 2010.

Overall net written premium increased 12.9% over the same period in 2010. The Rockhill Insurers’ business, which is now in the intercompany reinsurance pooling arrangement, contributed 8.0 points to this growth, while the State Auto legacy business contributed 4.9 points. For the first quarter of 2011, net written premium for the personal and business insurance segments declined 1.4% and 0.5%, respectively, compared to the same period in 2010, while net written premium for the specialty insurance segment increased $42.2 million compared to the same period in 2010. The increase in net written premium for the specialty insurance segment was principally driven by the addition of the Rockhill Insurers’ business to the pooling arrangement and increased business written through our RED unit, which is part of the State Auto legacy business. STFC’s book value was $21.54 per share as of March 31, 2011, an increase of $0.31 per share from STFC’s book value on December 31, 2010. Return on stockholders’ equity for the twelve months ended March 31, 2011 was 2.8% compared to 4.6% for the twelve months ended March 31, 2010.

STFC President and CEO Bob Restrepo commented on the quarter as follows:

“First quarter results continue to show the benefits of what we’ve achieved through our underwriting, pricing and claim actions, particularly in the homeowners line. We now have three consecutive quarters of significant improvements in our homeowners results. Our ex-catastrophe loss ratio results in homeowners improved almost 15 points compared to first quarter of

STFC News Release, Page 2

State Auto Financial reports first quarter 2011 results

last year. We have addressed what seems to be a permanent change in the weather and thus believe we will continue to report improving ex-catastrophe results in the homeowners line which accounts for almost 20% of our business portfolio.

“Overall, loss ratio results were higher, influenced by higher levels of catastrophes and an increased frequency of large liability losses which affected our general liability and auto bodily injury lines – both personal and commercial. We define a large loss as any claim which produces an incurred amount of $100,000 or more. Over the past year, we’ve implemented a number of changes to our liability claim handling processes which will accelerate the reserving and resolution of outstanding liability claims. Ultimately, we believe these actions will better control indemnity payout and legal expense. Short term, though, we’re paying for this mostly in claims originally reported in prior accident years. We expect the impact of this more active claim file management to level out in the coming quarters.

“We continue to be very pleased with our private passenger automobile results which remain very profitable despite a 3 point increase from large loss activity. The pricing, product and claim initiatives we’ve implemented continue to pay off. Along with the substantial improvements we see in our homeowners book, we feel very good about our position and prospects for personal lines, our largest segment. Standard business insurance production is stabilizing, helped by healthy growth with our new BOPChoice product. Large losses hurt casualty lines profitability and offset continued improvement in property lines.

“Specialty insurance, our new segment, made a solid contribution for both loss results and production despite elevated loss ratios in our State Auto legacy workers compensation book. Overall, production continues to moderate. The homeowners actions we’re taking have definitely impacted our auto production. Despite this, we still expect to grow our personal lines business in the low single-digit area and achieve appropriate price increases which should exceed loss costs for the foreseeable future. In commercial lines, we expect a disproportionate amount of growth will come from specialty for the foreseeable future.

“Our expense ratio result remains stable despite moderating premium levels and the ongoing investment in building out our specialty segment. As the economy improves and commercial pricing stabilize, we believe State Auto Financial Corporation is well positioned to accelerate profit improvement and achieve top quartile performance.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products, primarily through independent insurance agencies, in all 50 states and the District of Columbia. The State Auto Group is rated A+ (Superior) by the A.M. Best Company and includes State Automobile Mutual, State Auto

STFC News Release, Page 3

State Auto Financial reports first quarter 2011 results

Property & Casualty, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual, Litchfield Mutual Fire, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com.

*	Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.14 per diluted share for the first quarter 2011 versus income of $0.05 for the same 2010 period.

* * * * * *

STFC has scheduled a conference call with interested investors for Tuesday, May 3 at 10 a.m. ET to discuss the company’s first quarter 2011 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com. A replay of the call can be heard beginning at noon, May 3, by calling 1-800-455-0167. Supplemental schedules detailing the company’s first quarter 2011 financial, sales and underwriting results are made available on http://www.StateAuto.com prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended March 31
(In millions, except per share amounts)	2011		2010
Net premiums written	$377.1	(B)	$302.5	(C)

Earned premiums	350.2		302.3
Net investment income	21.0		20.5
Net realized gain on investments	8.2		3.2
Other income from affiliates	0.8		0.4

Total revenue	380.2		326.4

Income before federal income taxes	15.4		20.6

Federal income tax expense	2.7		7.7

Net income	$12.7		$12.9

Earnings per share:
— basic	$0.32		$0.32
— diluted	$0.32		$0.32

Earnings per share from operations(A):
— basic	$0.18		$0.27
— diluted	$0.18		$0.27

Weighted average shares outstanding:
— basic	40.1		39.8
— diluted	40.3		40.0

Return on equity (LTM)	2.8%		4.6%

Book value per share	$21.54		$21.65

Dividends paid per share	$0.15		$0.15

Total shares outstanding	40.2		39.9

GAAP ratios:
Loss and LAE ratio	69.3		66.2
Expense ratio	33.7		33.5

Combined ratio	103.0		99.7

Reconciliation of non-GAAP financial measure:
(A) Net income from operations:
Net income	$12.7		$12.9
Less net realized gain on investments, less applicable federal income taxes	5.7		2.2

Net income from operations	$7.0		$10.7

(B)

Net premiums written for the three months ended March 31, 2011, includes $34.1 million of unearned premiums transferred to STFC from the Rockhill Insurers in connection with the addition of the Rockhill Insurers to the State Auto Pool, effective January 1, 2011.

(C)

Net premiums written for the three months ended March 31, 2010, includes $1.4 million of unearned premiums transferred from STFC to State Auto Mutual in connection with the addition of State Auto National to the State Auto Pool, effective January 1, 2010.